Exhibit 10.25

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT – EXCLUSIVE

This Agreement is based on the model Patent License Exclusive Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

The National Cancer Institution (“NCI”)

an Institute or Center (hereinafter referred to as the “IC”) of the

National Institutes of Health (“NIH”)

and

Sana Biotechnology Inc.

hereinafter referred to as the “Licensee”,

having offices at 188 East Blaine Street, Seattle, WA 98109

created and operating under the laws of Delaware.

Tax ID No.: 83-1381173

For the IC internal use only:

License Number:

License Application Number: [***]

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

[***]

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): N/A

Additional Remarks:

Public Benefit(s):

The public interest would be well served by an exclusive license for this technology since therapies are needed for the treatment of CD22 expressing cancers, among which are [***], [***], and [***]. The development of new therapies is needed for CD22 expressing B cell malignancies.

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).

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The IC and the Licensee agree as follows:

1.	BACKGROUND
1.1	In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.
1.2

By assignment of rights from IC employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions, including the Licensed Patent Rights and the inventions covered thereby.  HHS also owns any tangible embodiments of these inventions actually reduced to practice by the IC.

1.3	The Secretary of HHS (“Secretary”) has delegated to the IC the authority to enter into this Agreement for the licensing of rights to these inventions.
1.4	The IC desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.
1.5	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.
1.6

The parties acknowledge that this Agreement includes terms that are business confidential and will be treated confidentially subject to the requirements under the Freedom of Information Act, 5 U.S.C. 552; provided that Licensee shall be permitted to disclose this Agreement or its terms (i) in order to comply with applicable law, (ii) in connection with any filing with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction, or (iii) to its current or prospective investors, lenders, partners, collaborators, sublicensees, or acquirers who have a reasonable need to know such information and who are informed of the confidential nature of such information and are bound by appropriate confidentiality obligations with respect thereto.

2.	DEFINITIONS
2.1

“Additional License” means an exclusive, co-exclusive or non-exclusive commercial license that includes the Licensed Patent Rights and is granted by the IC to a Third Party (“Additional Licensee”). For clarity, any Research License granted under the Licensed Patent Rights that does not require the Third Party licensee to pay a share of patent expenses shall not be deemed an “Additional License”.

2.2

“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee.  For this purpose, the term "control" shall mean ownership of more than [***] percent ([***]%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than [***] percent ([***]%) of the members of the governing body of the corporation or other business entity.

2.3	“Benchmarks” mean the performance milestones that are set forth in Appendix D.

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2.4

“Change of Control” means with respect to Licensee, (a) a merger or consolidation of Licensee with a third party that results in the voting securities of Licensee outstanding immediately prior thereto ceasing to represent at least [***] percent ([***]%) of the combined voting power of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a third party, together with its Affiliates, becomes the owner of more than [***] percent ([***]%) of the combined voting power of Licensee’s outstanding securities other than through issuances by Licensee of securities of Licensee in a bona fide financing transaction or series of related bona fide financing transactions or (c) the sale, lease or other transfer to a third party of all or substantially all of Licensee’s assets or business.

2.5	“Combination Product” means a product that (a) contains a Licensed Product(s) or utilizes a Licensed Process(es), and (b) contains at least one Other Component.
2.6	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.
2.7

“Commercial Purpose” means the sale, lease, license, distribution in lieu of purchase, or any other transfer of the Licensed Products, or any performance of a Licensed Process for a fee or other consideration, excluding transfers of Licensed Products to contractors or non-profit collaborators, or performance of Licensed Processes, for internal research purposes. Commercial Purpose shall also include uses of the Licensed Products or performance of Licensed Processes to perform contract research, to produce or manufacture products for general sale, or to conduct activities that result in any direct or indirect sale, lease, license, or transfer of the Licensed Products.

2.8	“CRADA” means a Cooperative Research and Development Agreement.
2.9	“Distinct Licensed Product” means a Licensed Product that, in comparison to a second Licensed Product, would [***].
2.10	“Effective Date” means the date that this Agreement becomes effective, which is the first date when it has been signed by all parties to the Agreement.
2.11	“Fair Market Value” means the total amount or value expressed in U.S. dollars obtained by the Licensee through the transfer or sale of its assets.
2.12	“FDA” means the Food and Drug Administration.
2.13

“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or its Affiliates or Sublicensees of the Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or its Sublicensee or Affiliates in a country, in each case, after all applicable marketing and pricing approvals (if any) have been granted by the applicable governing regulatory authority in such country in exchange for cash or some equivalent consideration to which value can be assigned for the purpose of determining Net Sales. In addition, sales of a Licensed Product by and between the Licensee and its Affiliates and Sublicensees shall not constitute a First Commercial Sale.

2.14	“Government” means the Government of the United States of America.
2.15	“Licensed Fields of Use” means, collectively, the fields of use identified in Appendix B.

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2.16	“Licensed Patent Rights” shall mean:
(a)

Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.16(a):
(i)	continuations‑in‑part of 2.16(a);
(ii)	all divisions and continuations of these continuations‑in‑part;
(iii)	all patents issuing from these continuations‑in‑part, divisions, and continuations;
(iv)	priority patent application(s) of 2.16(a); and
(v)	any reissues, reexaminations, supplementary extension certificates, and extensions of these patents;
(c)

to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.16(a): all counterpart foreign and U.S. patent applications and patents to 2.16(a) and 2.16(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.16(b) or 2.16(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.16(a).
2.17

“Licensed Processes” means processes which, in the course of being practiced, would but for the license granted to the Licensee in this Agreement, infringe one or more Valid Claims of the Licensed Patent Rights in the relevant country.

2.18

“Licensed Products” means tangible materials the course of manufacture, use, sale, or importation of which would, but for the license granted to the Licensee in this Agreement, infringe one or more Valid Claims of the Licensed Patent Rights in the relevant country.

2.19	“Licensed Territory” means the geographical area identified in Appendix B.
2.20

“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of the Licensee or its Sublicensees, and from leasing, renting, or otherwise making the Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler or cash discounts in amounts customary in the trade to the extent actually granted.  No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the Licensee, or Sublicensees, and on its payroll, or for the cost of collections.

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Subject to Paragraph 6.3(b), with respect to Combination Products, the following shall apply:

(a)

In the event that a product that is covered by the Licensed Patent Rights is sold as a Combination Product, Net Sales of the Combination Product will be calculated by

[***].

(b)

In the event that: (a) the product included in the Combination Product that is covered by the Licensed Patent Rights without the Other Component(s) is sold separately in the same formulation and dosage during the applicable calendar quarter; and (b) the Other Component(s) in the same formulation and dosage as in the Combination Product are not sold separately during the applicable calendar quarter, then Net Sales of the Combination Product will be calculated [***].

(c)

In the event that, in a particular country: (a) the product included in the Combination Product that is covered by the Licensed Patent Rights without the Other Component(s) is not sold separately in the same formulation and dosage during the applicable calendar quarter; and (b) the Other Component(s) in the same formulation and dosage as in the Combination Product are not sold separately during the applicable calendar quarter, the adjustment to Net Sales shall be determined by [***].

(d)

If neither the product included in the Combination Product that is covered by the Licensed Patent Rights nor the Other Component are available for sale separately in the applicable country, then [***].

(e)  In the event that Licensee applies any one of (a)-(d) above to the calculation of Net Sales for a Combination Product, such Net Sales shall not be reduced below [***] of the value that would otherwise be attributed to Net Sales.

[***].

2.21

“Other Component” means an active therapeutic component or device other than a Licensed Product that is included in a Combination Product and that is not covered by the Licensed Patent Rights, where “covered by” means that the course of manufacture, use, sale, or importation of the active therapeutic component or device would infringe one or more Valid Claims of the Licensed Patent Rights.

2.22

“Phase 1 Clinical Trial” means a study in humans which provides for the first introduction into humans of an investigational new drug, conducted in normal volunteers or patients to generate information on product safety, tolerability, pharmacological activity or pharmacokinetics, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(a) or its foreign equivalents.

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2.23

“Phase 2 Clinical Trial” means a study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase 3 Clinical Trial or to file for accelerated approval, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(b) or its foreign equivalents.

2.24

“Phase 3 Clinical Trial” means a controlled study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular indication in a manner sufficient to file for marketing authorization, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(c) or its foreign equivalents.

2.25

“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.26

“Priority Review” means, with respect to a human drug application as defined in section 735(1) [21 USC § 379g(1)], review and action by the Secretary of HHS  on such application not later than six (6) months after receipt by the Secretary of such application, as described in the Manual of Policies and Procedures of the FDA and goals identified in the letters described in section 101(b) of the Prescription Drug User Fee Amendments of 2012.

2.27

“Priority Review Voucher” means a voucher issued by the Secretary to the Licensee for a rare pediatric disease product application that entitles Licensee or Licensee’s transferee of such voucher to Priority Review of a human drug application submitted under section 505(b)(1) [21 USC § 355(b)(1)] or section 351(a) of the Public Health Service Act [42 USC § 262] after the date of approval of the rare pediatric disease product application. For the purposes of this Agreement, Priority Review Voucher refers to any such voucher that the Licensee obtains as a result of its activities that relied upon Licensed Products or Licensed Processes.

2.28	“Pro Rata Share” means one of the following:
(a)	in instances where the Additional License(s) granted by IC recover a pre-determined percentage of patent costs, [***];
(b)	in instances where the Additional Licenses granted by IC recover a full pro rata share of patent prosecution costs, [***]; or
(c)	in instances where the Additional Licenses are granted according to the definition of both 2.28(a) and 2.28(b), the Pro Rata Share paid by Licensee will be [***].
2.29

“Registration Trial” means, with respect to any Licensed Product, a controlled human clinical trial that is expected by Licensee to be the basis for filing an application for Regulatory Approval of such Licensed Product, and that would satisfy the requirements of 21 C.F.R 312.21(c).

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2.30

“Regulatory Approval” means with respect to a country or jurisdiction, any and all approvals, licenses, registrations or authorizations of any regulatory authority (E.g. FDA, EMA, PMDA) necessary to commercially distribute, sell or market a Licensed Product in such country or jurisdiction have been obtained, including, where applicable, (a) pricing or reimbursement approval in such country or jurisdiction, (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto) and (c) labeling approval

2.31

“Research License” means a nontransferable, nonexclusive license to make and to use the Licensed Products or the Licensed Processes as defined by the Licensed Patent Rights for purposes of research and not for any Commercial Purposes or distribution or in lieu of purchase.

2.32

“Sublicensee” means a Third Party to whom Licensee has granted or authorized a sublicense under the Licensed Patent Rights pursuant to Paragraph 4.1 hereunder.  For clarity, a Third Party Contractor is not a Sublicensee.

2.33

“Sublicense Revenue” means the Fair Market Value of any consideration actually received by Licensee or an Affiliate from a Sublicensee as consideration for a sublicense, cross-license, option or other right, license, privilege or immunity granted to such Sublicensee under the Licensed Patent Rights. Sublicense Revenue includes upfront fees, license maintenance fees, and milestone payments, and other payments received by Licensee in consideration for any such rights granted to Licensed Patent Rights under a sublicense agreement, but excludes the following [***]. Any dispute between the parties related to the allocation of Sublicense Revenue will be resolved in accordance with Article 14.

2.34	“Third Party(ies)” means a person or entity other than (i) Licensee or any of its Affiliates and (ii) IC.
2.35

“Third Party Contractor(s)” means (i) a Third Party organization providing contract research, development, manufacturing, or medical services (for example, CRO, CDO, CMO), that is acting with, on behalf and for the benefit of Licensee, for consideration provided by the Licensee on a fee-for-service basis to perform services or provide materials specified by the Licensee, or (ii) a Third Party non-profit research institution or academic institution performing research, development, manufacturing, or services that is acting with, or on behalf and for the benefit of Licensee, whether or not for consideration provided by the Licensee.

2.36

“Valid Claim” means (a) a claim of any issued and unexpired patent within the Licensed Patent Rights; or (b) a claim of a pending patent application within the Licensed Patent Rights and, in each case, that has not been [***]; provided, however, that if a claim of a pending patent application within the Licensed Patent Rights shall not have issued within [***], such claim shall not constitute a Valid Claim for the purposes of this Agreement [***].

3.	GRANT OF RIGHTS
3.1

The IC hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, an exclusive commercial license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Process(es) in the Licensed Fields of Use.

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3.2

The Licensee is entitled, without prior written permission of IC, to authorize its Third-Party Contractor(s) to make, have made and to use, but not to sell Licensed Products on Licensee’s behalf solely in the Licensed Fields of Use and in the Licensed Territory.  Licensee may also, without prior written permission of IC, transfer the Licensed Products to Third Party Contractor(s) solely for research purposes within the Licensed Fields of Use.  Licensee shall ensure that such Third-Party Contractors comply with the terms and obligations of this Agreement with respect to their use of the Licensed Products. For the avoidance of doubt, Licensee shall be allowed to pay Third Party Contractor(s) for the provision of Licensed Products or related services to Licensee.

3.3

This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

4.	SUBLICENSING
4.1

Upon written approval, which shall include prior review of any sublicense agreement by the IC and which shall not be unreasonably withheld, the Licensee may enter into agreements granting and authorizing sublicenses under the Licensed Patent Rights; provided that if the IC does not provide a response within [***] business days of its receiving such sublicense agreement, then the IC shall be deemed to have consented to such sublicense agreement. The Licensee may also exercise its rights and fulfill its obligations hereunder through one or more Affiliates, provided that Licensee shall be and remain responsible for the acts or omissions of its Affiliates hereunder.

4.2

The Licensee agrees that any sublicenses granted by it under the Licensed Patent Rights to Sublicensees shall provide that obligations corresponding to the obligations of Paragraphs 5.1‑5.4, 8.1, 10.1, 10.2, 12.5, and 13.8-13.10 of this Agreement shall be binding upon the Sublicensee.  The Licensee further agrees to attach copies of the obligations corresponding to these Paragraphs to (or otherwise include them in) all sublicense agreements.

4.3

Any sublicenses granted by the Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between the Sublicensees and the IC upon termination of this Agreement under Article 13.  This conversion is subject to IC approval and contingent upon acceptance by the Sublicensee of the remaining provisions of this Agreement.

4.4

The Licensee agrees to forward to the IC a complete copy of each fully executed agreement granting a sublicense under the Licensed Patent Rights postmarked within [***] days of the execution of the agreement.  To the extent permitted by law, the IC agrees to maintain each sublicense agreement in confidence. For the avoidance of doubt, the requirements in the first sentence of this Paragraph 4.4 shall not apply to agreements with Third Party Contractors under Paragraph 3.2

5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

(a)

the IC reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty‑free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory.  Prior to the First Commercial Sale, the Licensee agrees to provide the IC with reasonable quantities of

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the Licensed Products or materials made through the Licensed Processes for IC’s in vitro research use. Given the nature of certain Licensed Products as donor-derived cell therapy products, if any Licensed Products and/or materials made through the Licensed Processes are not available in reasonable quantities for IC research use, they shall not be subject to the foregoing obligation ; and

(b)

in the event that the Licensed Patent Rights are Subject Inventions made under CRADA, the Licensee grants to the Government, pursuant to 15 U.S.C. §3710a(b)(1)(A), a nonexclusive, nontransferable, irrevocable, paid‑up license to practice the Licensed Patent Rights or have the Licensed Patent Rights practiced throughout the world by or on behalf of the Government.  In the exercise of this license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. §552(b)(4) or which would be considered as such if it had been obtained from a non‑Federal party.  Prior to the First Commercial Sale, the Licensee agrees to provide the IC with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for IC research use.

5.2

The Licensee agrees that products used or sold in the United States embodying the Licensed Products or produced through use of the Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the IC.

5.3

The Licensee acknowledges that the IC may enter into future CRADAs under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement.  The Licensee agrees not to unreasonably deny requests for a Research License from future collaborators with the IC when acquiring these rights is necessary in order to make a CRADA project feasible.  The Licensee may request an opportunity to join as a party to the proposed CRADA.

(a)	[***]; and
(b)

in exceptional circumstances, and in the event that the Licensed Patent Rights are Subject Inventions made under a CRADA, the Government, pursuant to 15 U.S.C. §3710a(b)(1)(B), retains the right to require the Licensee to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the Licensed Patent Rights in the Licensed Fields of Use on terms that are reasonable under the circumstances, or if the Licensee fails to grant this license, the Government retains the right to grant the license itself.  The exercise of these rights by the Government shall only be in exceptional circumstances and only if the Government determines:

(i)	the action is necessary to meet health or safety needs that are not reasonably satisfied by the Licensee;
(ii)	the action is necessary to meet requirements for public use specified by Federal regulations, and these requirements are not reasonably satisfied by the Licensee; or
(iii)	the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. §3710a(c)(4)(B); and

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(c)	the determination made by the Government under this Paragraph 5.4 is subject to administrative appeal and judicial review under 35 U.S.C. §203(b); and
(d)

the IC acknowledges and agrees that a Research License or other right granted pursuant to this Paragraph 5.4 shall only pertain to the Licensed Patent Rights and shall not include a right or license to any patent or other intellectual property right owned or controlled by the Licensee or its Affiliates other than the Licensed Patent Rights.

5.5

Subject to the terms of this Agreement, the IC shall not grant any rights under the Licensed Patent Rights within the Licensed Fields of Use and shall not provide any Licensed Products or materials made through the Licensed Processes to any Third Party for any Commercial Purpose within the Licensed Fields of Use.

6.	ROYALTIES AND REIMBURSEMENT
6.1	The Licensee agrees to pay the IC a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.
6.2	The Licensee agrees to pay the IC a nonrefundable fully creditable (against earned royalties due for sales under Paragraph 6.3 below) minimum annual royalty as set forth in Appendix C.

(a)	The Licensee agrees to pay the IC earned royalties as set forth in Appendix C.
(b)	[***].
6.4	The Licensee agrees to pay the IC milestone royalties as set forth in Appendix C.
6.5

In the event of the grant of a Priority Review Voucher by the FDA, and upon either (i) the sale, transfer or lease of such Priority Review Voucher by Licensee or (ii) the use of such Priority Review Voucher by Licensee, the Licensee agrees to pay the IC the applicable royalty as set forth in Appendix C.

6.6	The Licensee agrees to pay the IC royalties on Sublicense Revenue as set forth in Appendix C.
6.7	The Licensee agrees to pay the IC royalties for patent reimbursement as described in Paragraph 6.10 and 6.11.
6.8

A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)	the application has been abandoned and not continued;
(b)	the patent expires or irrevocably lapses, or
(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

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6.9

On sales of the Licensed Products by the Licensee other than an arm’s‑length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arm’s‑length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

6.10

The IC shall use reasonable efforts to require any Third Party obtaining an exclusive, co-exclusive or non-exclusive license under the Licensed Patent Rights pursuant to an Additional License to pay a proportionate share of patent expenses for the Licensed Patent Rights that are paid by the IC or the Licensee prior to the effective date of the relevant Additional License, such proportionate share to be determined commensurate with the scope of the Additional License. With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC prior to January 1, 2022, the Licensee shall pay the IC, as an amount equivalent to either (i) [***] of these expenses previously paid by the IC, whichever is less. This amount shall be deducted from the license issue royalty described in Appendix C (I); provided that, for clarity, the amount set forth in Appendix C (I) is inclusive of the payment required under the foregoing sentence and Licensee shall not be required to pay any additional amount beyond that which is set forth in in Appendix C (I) under the foregoing sentence.

6.11

The IC shall use reasonable efforts to require any Third Party obtaining an exclusive, co-exclusive or non-exclusive license under the Licensed Patent Rights pursuant to an Additional License to pay a proportionate share of patent expenses for the Licensed Patent Rights that are paid by the IC or the Licensee prior to the effective date of the relevant Additional License, such proportionate share to be determined commensurate with the scope of the Additional License. With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC on or after [***], the IC, at its sole option, may require the Licensee:

(a)

to pay the IC on an annual basis, within [***] days of the IC’s submission of a statement and request for payment, a royalty amount equivalent to the Pro Rata Share of these expenses paid during the previous calendar year(s);

(b)	to pay these expenses directly to the law firm employed by the IC to handle these functions. However, in this event, the IC and not the Licensee shall be the client of the law firm; or
(c)

in limited circumstances, the Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights.  In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the IC with copies of each invoice associated with these services as well as documentation that these invoices have been paid.

6.12

The IC agrees, upon written request, to provide the Licensee with summaries of patent prosecution invoices for which the IC has requested payment from the Licensee under Paragraphs 6.10 and 6.11.  The Licensee agrees that all information provided by the IC related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a Third Party except as necessary for Sublicensees and except as required by law or a court of competent jurisdiction.

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6.13

The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon [***] days written notice to the IC and owe no payment obligation under Paragraph 6.11 for patent-related expenses paid in that country after [***] days of the Effective Date of the written notice.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE
7.1

Except as otherwise provided in this Article 7, the IC agrees to take responsibility for, but to consult with, the Licensee in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall promptly furnish copies of relevant patent‑related documents to the Licensee for review and comment, which comments the IC shall consider in good faith. The IC shall, subject to good faith consideration of comments from the Licensee, select registered patent attorneys or patent agents to prepare, file, prosecute and maintain the Licensed Patent Rights on behalf of the IC. Without limiting the foregoing, IC shall provide Licensee with a list of proposed filings (including which countries are being elected, validated or nationalized, and/or filing of continuations or divisionals), at least [***] days prior to a filing deadline when practicable, for any and all patent applications or patents included in the Licensed Patent Rights. If Licensee would like an additional filing or a filing in an additional country that is not listed, Licensee will submit such a request in writing to the IC within the earlier of [***] days of receipt of the IC’s proposed filings, or [***] days in advance from the relevant filing deadline, and the IC shall consider such request in good faith. Upon the IC’s written request, the Licensee may assume the responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall, on an ongoing basis, promptly furnish copies of all patent‑related documents to the IC.

7.2

In this event, the Licensee shall, subject to the prior approval of the IC, select registered patent attorneys or patent agents to provide these services on behalf of the Licensee and the IC. The IC shall provide appropriate powers of attorney and other documents necessary to undertake this action to the patent attorneys or patent agents providing these services. The Licensee and its attorneys or agents shall consult with the IC in all aspects of the preparation, filing, prosecution and maintenance of patent applications and patents included within the Licensed Patent Rights and shall provide the IC sufficient opportunity to comment on any document that the Licensee intends to file or to cause to be filed with the relevant intellectual property or patent office.

7.3

At any time, the IC may provide the Licensee with written notice that the IC wishes to reassume control of the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights.  If the IC elects to reassume these responsibilities, the Licensee agrees to cooperate fully with the IC, its attorneys, and agents in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and to provide the IC with complete copies of any and all documents or other materials that the IC deems necessary to undertake such responsibilities.  The Licensee shall be responsible for all costs associated with transferring patent prosecution responsibilities to an attorney or agent of the IC’s choice.

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7.4

Each party shall promptly inform the other as to all material matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights and provide sufficient opportunity, when possible, to the other party to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of the Licensed Patent Rights, which comments and suggestions shall be considered by the other party. Upon Licensee’s notice in accordance with Paragraph 6.13, the IC will discuss in good faith with Licensee whether such Licensed Patent Rights in such country should be abandoned, based on the collective interests of Licensee, the IC and its Additional Licensees under such Licensed Patent Rights

8.	RECORD KEEPING
8.1

The Licensee agrees to keep accurate and correct records of the Licensed Products made, used, sold, or imported and the Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due the IC.  These records shall be retained for at least [***] years following a given reporting period and shall be available during normal business hours but not more than [***] in any [***]-year period, for inspection, at the expense of the IC, by an accountant or other designated auditor selected by the IC for the sole purpose of verifying reports and royalty payments hereunder. The accountant or auditor shall only have the right to audit those records that have not previously been audited pursuant to this Paragraph 8.1, unless IC determines that there is just cause for an additional audit, and shall only disclose to the IC information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of [***] percent ([***]%) for any [***] month period, then the Licensee shall reimburse the IC for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All royalty payments required under this Paragraph shall be due within [***] days of the date the IC provides to the Licensee notice of the payment due. The Licensee shall have the right to require that any accountant or auditor, prior to conducting an audit under this Paragraph 8.1, enter into an appropriate non-disclosure agreement with the Licensee regarding such financial information.

9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS
9.1

Prior to signing this Agreement, the Licensee has provided the IC with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application.  This Commercial Development Plan is hereby incorporated by reference into this Agreement.  Based on this plan, performance Benchmarks are determined as specified in Appendix D.

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9.2

The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within [***] days after [***] of each calendar year.  These progress reports shall include, but not be limited to: progress on research and development, status of applications for Regulatory Approvals, manufacture and status of sublicensing, marketing, importing, and sales during the preceding calendar year, as well as, any material adjustments to Licensee’s plans for the present calendar year with respect to the Licensed Products.  The IC also encourages these reports to include information on any of the Licensee's public service activities that relate to the Licensed Patent Rights.  If reported progress materially differs from that projected in the Commercial Development Plan and Benchmarks, the Licensee shall explain the reasons for these differences.  In the annual report, or at other times, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by the IC may not be denied unreasonably.  The Licensee agrees to provide any additional information reasonably required by the IC to evaluate the Licensee's performance under this Agreement.  The Licensee may amend the Benchmarks at any time upon written approval by the IC, which shall not be unreasonably withheld, delayed or conditioned. The IC shall not unreasonably withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application as defined in 37 C.F.R. §404.3(d).  The Licensee shall amend the Commercial Development Plan and Benchmarks at the request of the IC to address any Licensed Fields of Use not specifically addressed in the plan originally submitted.

9.3

The Licensee shall report to the IC the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [***] days of Licensee’s knowledge of such occurrences.

9.4

After the First Commercial Sale, the Licensee shall submit to the IC, within [***] days after each calendar [***] ending [***], a royalty report, as described in the example in Appendix F, setting forth for the preceding half‑year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due to the IC.  With each royalty report, the Licensee shall submit payment of earned royalties due.  If no earned royalties are due to the IC for any reporting period, the written report shall so state.  The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a detailed listing of all deductions made under Paragraph 2.20 to determine Net Sales made under Article 6 to determine royalties due [***].  The royalty report shall also identify the site of manufacture by or on behalf of Licensee, Affiliates, or Sublicensees (if applicable) for the Licensed Product(s) sold in the United States.

9.5

The Licensee agrees to forward semi‑annually to the IC a copy of these reports received by the Licensee from its Sublicensees during the preceding half‑year period as shall be pertinent to a royalty accounting to the IC by the Licensee for activities under the sublicense.

9.6

Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G.  For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due.  Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee.  The royalty report required by Paragraph 9.4 shall be mailed to the IC at its address for Agreement Notices indicated on the Signature Page or electronically mailed to the email address indicated on the Signature Page.

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9.7

The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay the tax and be responsible for all filings with appropriate agencies of foreign governments.

9.8

Additional royalties may be assessed by the IC on any payment that is more than [***] days overdue at the rate of [***] percent ([***]%) per month.  This [***] percent ([***]%) per month rate may be applied retroactively from the original due date until the date of receipt by the IC of the overdue payment and additional royalties.  The payment of any additional royalties shall not prevent the IC from exercising any other rights it may have as a consequence of the lateness of any payment.

9.9

All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the IC under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

10.	PERFORMANCE
10.1

The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and the Licensed Processes to Practical Application.  “Reasonable commercial efforts” for the purposes of this provision shall include using efforts consistent with industry standard for companies of similar stage and size to adhere to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D.  The efforts of an Affiliate or Sublicensee hereunder shall be considered the efforts of the Licensee.

10.2

Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use its reasonable commercial efforts to make the Licensed Products and the Licensed Processes reasonably accessible to the United States public.

10.3

The Licensee agrees, after its First Commercial Sale, to use reasonable commercial efforts to make reasonable quantities of the Licensed Products or materials produced through the use of the Licensed Processes available to patient assistance programs.

10.4

The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to use reasonable commercial efforts to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

10.5

At IC’s reasonable request and to the extent reasonably practicable, the Licensee agrees to supply, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the Licensed Products or the Licensed Processes or their packaging for educational and display purposes only.

11.	INFRINGEMENT AND PATENT ENFORCEMENT
11.1

The IC and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either party becomes aware.

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11.2	Pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29, the Licensee may:
(a)	bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights;
(b)	in any suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; or
(c)	settle any claim or suit for infringement of the Licensed Patent Rights provided, however, that the IC and appropriate Government authorities shall have the first right to take such actions; and
(d)

if the Licensee desires to initiate a suit for patent infringement, the Licensee shall notify the IC in writing.  If the IC does not notify the Licensee of its intent to pursue legal action within [***] days after receipt of Licensee’s notice, the Licensee shall be free to initiate suit.  The IC shall have a continuing right to intervene in the suit.  The Licensee shall take no action to compel the Government either to initiate or to join in any suit for patent infringement, other than to the extent required to enable the Licensee to enforce the Licensed Patent Rights in accordance with this Article 11.  The Licensee may request the Government to initiate or join in any suit if necessary to avoid dismissal of the suit, and the Government shall not unreasonably deny Licensee’s request. Should the Government be made a party to any suit, the Licensee shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of the suit, including all costs incurred by the Government in opposing the motion or other action.  In all cases, the Licensee agrees to keep the IC reasonably apprised of the status and progress of any suit.  Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.3

In the event that a declaratory judgment action alleging invalidity or non‑infringement of any of the Licensed Patent Rights shall be brought against the Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by the Licensee under Paragraph 11.2, pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29 or other statutes, the Licensee may:

(a)	defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights;
(b)	in any suit, enjoin infringement and collect for any use, damages, profits, and awards of whatever nature recoverable for the infringement; and
(c)

settle any claim or suit for declaratory judgment involving the Licensed Patent Rights-provided, however, that the IC and appropriate Government authorities shall have the first right to take these actions and shall have a continuing right to intervene in the suit; and

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(d)

if the IC does not notify the Licensee of its intent to respond to the legal action within a reasonable time, the Licensee shall be free to do so.  The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action.  The Licensee may request the Government to initiate or to join any suit if necessary to avoid dismissal of the suit and the Government shall not unreasonably deny Licensee’s request.  Should the Government be made a party to any suit by motion or any other action of the Licensee, [***].  If the Licensee elects not to defend against the declaratory judgment action, the IC, at its option, may do so at its own expense.  In all cases, the Licensee agrees to keep the IC reasonably apprised of the status and progress of any litigation.  Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.4	In any action under Paragraphs 11.2 or 11.3 the expenses including costs, fees, attorney fees, and disbursements, shall be paid by [***]. [***].
11.5

The IC shall cooperate fully with the Licensee in connection with any action under Paragraphs 11.2 or 11.3.  The IC agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by the Licensee.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION
12.1	The IC offers no warranties other than those specified in Article 1.
12.2

The IC does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of Third Parties.

12.3

THE IC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4	The IC does not represent that it shall commence legal actions against Third Parties infringing the Licensed Patent Rights.
12.5

The Licensee shall indemnify and hold the IC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage resulting from a suit or proceeding brought  against any of them to the extent arising out of:

(a)	the use by or on behalf of the Licensee, its Sublicensees, Affiliates, directors, employees, or Third Parties of any Licensed Patent Rights in the Licensed Fields of Use; or

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the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of Licensee’s practice of the Licensed Patent Rights; provided that Licensee’s indemnification obligations shall not apply to the extent such claim results from the gross negligence, willful misconduct or material breach of this Agreement by the IC, or from the exploitation of Licensed Patent Rights by or under the authority of Additional Licensee(s) or from IC’s use of Licensed Products under Paragraph 5.1(a).

12.6

The Licensee agrees to maintain a liability insurance program consistent with sound business practice. The IC shall provide Licensee with prompt written notice, where practicable, upon becoming aware of any claims that are subject to Licensee’s indemnification obligations under Paragraph 12.5 above, and Licensee shall have the right to control the defense and settlement of any such claim. The IC shall cooperate with Licensee in such defense or settlement, at Licensee’s reasonable request and expense, and shall not make any admissions in connection with such claim

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS
13.1

This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.16 are not fulfilled, and shall extend to the expiration of the last to expire of a Valid Claim within the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

13.2

In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within [***] days after the date of notice in writing of the default, the IC may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3

In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a Third Party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the IC in writing.

13.4	The Licensee shall have a unilateral right to terminate this Agreement or any licenses in any country or territory by giving the IC sixty (60) days written notice to that effect.
13.5

The IC shall specifically have the right to terminate this Agreement pursuant to Paragraph 13.6, such termination to be deemed effective upon the earliest of: (i)expiration of the time period by which Licensee can submit a formal written appeal, if such period expires without submission by Licensee of such appeal, (ii) upon final agency decision in response to the formal written appeal in accordance with Paragraph 13.9, or (iii) upon Licensee’s written notification of its acceptance of the termination of this Agreement, if the IC reasonably determines that the Licensee:

(a)

is not using commercially reasonable efforts to execute the Commercial Development Plan attached as Appendix E of this Agreement) and the Licensee cannot otherwise demonstrate to the IC’s reasonable satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve the Practical Application of the Licensed Products or the Licensed Processes;

(b)	has not achieved the Benchmarks as may be modified under Paragraph 9.2;

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(c)	has willfully made a false statement of, or willfully omitted a material fact in the license application or in any report required by this Agreement;
(d)	has committed a material breach of a covenant or agreement contained in this Agreement that has not been remedied within the [***] day period set forth in Paragraph 13.2 above;
(e)	is not keeping the Licensed Products or the Licensed Processes reasonably available to the public after commercial use commences;
(f)	cannot reasonably satisfy unmet health and safety needs;
(g)	cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2 unless waived; or
(h)	has been found by a court of competent jurisdiction to have violated the Federal antitrust laws in connection with its performance under this Agreement.
13.6

In making the determination referenced in Paragraph 13.5, the IC shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2.  Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the IC shall give written notice to the Licensee providing the Licensee specific notice of, and a [***] day opportunity to respond to, the IC’s concerns as to the items referenced in 13.5(a)-13.5(h).  If the Licensee fails to alleviate the IC’s concerns as to the items referenced in 13.5(a)-13.5(h) or fails to initiate corrective action to the IC’s reasonable satisfaction, the IC may terminate this Agreement.

13.7

When the public health and safety so require, and after written notice to the Licensee providing the Licensee a [***] day opportunity to respond, the IC shall have the right to require the Licensee to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights, unless the Licensee can reasonably demonstrate that the granting of the sublicense would not alleviate concerns of public health and safety and materially increase the availability to the public of the subject matter of the Licensed Patent Rights in the Licensed Fields of Use.  The IC shall not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with the Licensee.

13.8

The IC reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement upon written notice to the Licensee if it is determined that this action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

13.9

Within [***] days of receipt of written notice of the IC’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated IC official or designee. The decision of the designated IC official or designee shall be the final agency decision.  The Licensee may thereafter exercise any and all administrative or judicial remedies that may be accessible.

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13.10

Within [***] days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee.  Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expenses, due to the IC shall become due and payable within [***] days of termination or expiration .  If terminated under this Article 13, Sublicensees may elect to convert their sublicenses to direct licenses with the IC pursuant to Paragraph 4.3.  Unless otherwise specifically provided for under this Agreement, upon early termination (prior to expiration) of this Agreement, the Licensee shall destroy all Licensed Products or other materials included within the Licensed Patent Rights and, upon written request, provide the IC with certification of the destruction thereof.  The Licensee may not be granted additional IC licenses if the final reporting requirement is not fulfilled.

14.	GENERAL PROVISIONS
14.1

Neither party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of the a party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by such party or excuse a similar subsequent failure to perform any of these terms or conditions by the other party.

14.2

This Agreement constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, the Licensed Products and the Licensed Processes, and all prior negotiations, representations, agreements, and understandings with respect to such subject matter are merged into, extinguished by, and completely expressed by this Agreement.

14.3

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4

If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification.  No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.
14.6

All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by the other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier.  Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service.  Private metered postmarks shall not be acceptable as proof of timely mailing.

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14.7

This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court), except by Licensee to the Licensee’s Affiliate(s), without the prior written consent of the IC, which shall not be unreasonably withheld, delayed, or conditioned; provided that if the IC does not provide a response within [***] days of its receiving such notice of assignment, then the IC is deemed to have consented to such assignment.  The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable unless delegated in accordance with the terms of this Agreement.  Subject to the approval process outlined above, in the event of an assignment of this Agreement to any entity other than an Affiliate, the Licensee shall pay the IC an assignment royalty as set forth in Appendix C within [***] days of the assignment.

14.8

The Licensee agrees in its use of any IC‑supplied materials to comply with all applicable statutes, regulations, and guidelines, including NIH and HHS regulations and guidelines.  The Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46.  The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying the IC, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities.  Written notification to the IC of such research involving human subjects or clinical trials outside of the United States shall be given no later than [***] days prior to commencement of the research or trials.

14.9

The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities.  The transfer of these items may require a license from the appropriate agency of the U.S. Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of this agency.  The IC neither represents that a license is or is not required or that, if required, it shall be issued.

14.10

To the extent required by applicable law, the Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status.  All the Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the IC’s patent rights in those countries. This Paragraph 14.10 shall apply to the extent required by applicable law.

14.11

By entering into this Agreement, the IC does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement.  The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the IC, any other Government organizational unit, or any Government employee.  Additionally, the Licensee shall not use the names of the IC, the FDA or the HHS or the Government or their employees in any advertising, promotional, or sales literature in connection with this Agreement without the prior written approval of the IC.

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14.12

The parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13.  The Licensee agrees first to appeal any unsettled claims or controversies to the designated IC official, or designee, whose decision shall be considered the final agency decision.  Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available. Notwithstanding anything to the contrary in this Agreement, the Licensee shall have the right, without waiving any right or remedy available under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of the Licensee, pending any such settlement or the determination of any such appeal

14.13

Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14

Any formal recordation of this Agreement required by the laws of any Licensed Territory as a prerequisite to enforceability of the Agreement in the courts of any foreign jurisdiction or for other reasons shall be carried out by the Licensee at its expense, and appropriately verified proof of recordation shall be promptly furnished to the IC.

14.15	Paragraphs 4.3, 8.1, 9.5-9.8, 12.1-12.5, 13.9, 13.10, 14.12 and 14.15 of this Agreement shall survive termination of this Agreement.
14.16

The terms and conditions of this Agreement shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within [***] days from the date of the IC’s signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

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NIH PATENT LICENSE AGREEMENT – EXCLUSIVE

SIGNATURE PAGE

For the IC:

/s/Richard U. Rodriguez	1-6-22
Richard U. Rodriguez, MBA	Date

Associate Director

Technology Transfer Center

National Cancer Institute

National Institutes of Health

Address for Agreement notices and reports:

E-mail: LicenseNotices_Reports@mail.nih.gov (preferred)

Mail:      License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6701 Rockledge Drive, Suite 700, MS 7788

Bethesda, Maryland 20892 U.S.A.

(For courier deliveries please check https://www.ott.nih.gov/licensing/license-noticesreports)

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

by:

/s/ Steven Harr, MD	January 7, 2022
Signature of Authorized Official	Date

Steven Harr, MD
Printed Name

Chief Executive Officer
Title

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I.	Official and Mailing Address for Agreement notices:
James J. MacDonald
Name

General Counsel
Title

Mailing Address

188 East Blaine St., Suite 400

Seattle, WA 98102

Email Address:	legal.notices@sana.com

Phone:	[***]

Fax:

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)
[***] c/o Accounts Payable
Name

Executive Director, Accounting
Title

Mailing Address:

188 East Blaine St., Suite 400

Seattle, WA 98102

Email Address:	[***]

Phone:	[***]

Fax:

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

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APPENDIX A – Patent(s) or Patent Application(s)

Patent(s) or Patent Application(s):

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APPENDIX B – Licensed Fields of Use and Territory

I.	Licensed Fields of Use:
1.	“Field 1: “Ex vivo allogeneic CAR-T”

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2.	Field 2: “In vivo gene therapy vector”

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II.	Licensed Territory:

Worldwide

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APPENDIX C – Royalties

Royalties:

I.

The Licensee agrees to pay to the IC a noncreditable, nonrefundable license issue royalty in the amount of one million dollars ($1,000,000.00) within [***] days from the Effective Date of this Agreement. For clarity, IC may allocate this license issue royalty as it sees fit to account for any expenses incurred by IC related to the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights pursuant to Paragraph 6.11.

II.	The Licensee agrees to pay to the IC a nonrefundable minimum annual royalty as follows:
(a)	The first minimum annual royalty in the amount of [***] dollars ($[***]) is due within [***] days of January 1, 2023; and
(b)

Subsequent minimum annual royalty payments in the amount of [***] dollars ($[***]) are due and payable on January 1 of each subsequent calendar year and may be credited against any earned royalties due for sales made in that year.

(c)	This minimum annual royalty shall be waived for every year that a CRADA is active between Licensee and IC.

(a)	The Licensee agrees to pay the IC earned royalties of [***] percent ([***]%) on Net Sales by or on behalf of the Licensee, Affiliates, and its Sublicensees.
(b)

Subject to Paragraph 6.3(b), in the event that Licensee is obligated to pay an earned royalty to an unaffiliated Third Party for a license to a patent or other intellectual property that would be infringed or otherwise violated, misappropriated or unauthorized by the use, manufacture, offer for sale, sale or import of a Licensed Product in a particular country absent a license from that Third Party (hereinafter “Necessary License”), then, if Licensee obtains or has obtained a Necessary License from that Third Party whether before or after the Effective Date of this Agreement, Licensee shall be entitled to offset the earned royalty rate due to IC herein by [***] percent ([***]%) of the earned royalty in excess of [***] percent ([***]%) that Licensee actually pays to such Third Party for such Necessary License.  For example: if Licensee is obligated to pay an earned royalty of [***] percent ([***]%) to a Third Party for a Necessary License, Licensee shall be entitled to a [***] percent ([***]%) offset and an effective earned royalty rate of [***] percent ([***]%). Notwithstanding the foregoing, in no event shall such offset or credit reduce the earned royalty due to IC under this Agreement below a final adjusted royalty rate of [***] percent ([***]%) on the annual Net Sales, whichever earned royalty rate is greater, regardless of the number of Necessary Licenses to which Licensee is a party. Upon request, Licensee shall furnish documentation to IC evidencing its payments and payment obligations to Third Parties under this Paragraph, including the identity of those patents or other intellectual property rights for which such payments are paid to a Third Party.

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IV.

The Licensee agrees to pay the IC the following milestone royalties, on a Distinct Licensed Product by-Distinct Licensed Product basis where applicable (i.e. with respect to clauses (a) – (d) below, and in such cases up to the limit of Distinct Licensed Products specified), within [***] days of achieving each milestone.

(a)	[***] dollars ($[***]) upon the [***].
(b)	[***] dollars ($[***]) upon [***].
(c)	[***] dollars ($[***]) upon [***].
(d)	[***] dollars ($[***]) upon [***].
(e)	One million dollars ($1,000,000) upon the assignment of this Agreement to an Affiliate subsequent to a Change of Control event.
V.

In the event that a Priority Review Voucher is granted or has been granted to the Licensee by the FDA based on Licensed Products, the Licensee agrees to make one of the following royalty payment for each such Priority Review Voucher:

(a)	Within [***] days of the sale, transfer or lease of a Priority Review Voucher, whichever is greater of the following:
(1)	[***] percent ([***]%) of the Fair Market Value of any consideration received for the sale, transfer or lease of the Priority Review Voucher; or
(2)	Five million dollars ($5,000,000.00).

(b)	[***] dollars ($[***]) within [***] days of the Licensee submitting the Priority Review Voucher for use to the FDA.

VI.

The Licensee agrees to pay the IC additional sublicensing royalties of (i) [***] percent ([***]%) of any Sublicense Revenue received [***] and (ii) [***] percent ([***]%) of any Sublicense Revenue received [***], in each case within [***] days of the receipt by Licensee of such Sublicense Revenue. For clarity, if Licensee receives consideration under an agreement that grants both a sublicense of the Licensed Patent Rights and a license or sublicense under intellectual property rights, technology or materials not licensed to Licensee under this Agreement, then Licensee shall fairly and in good faith allocate such consideration among all such intellectual property rights, technology or materials, and the payment to the IC will be based on the allocation to the sublicense of the Licensed Patent Rights under this Agreement.

VII.

Subject to the last sentence of this Paragraph VII, and pursuant to Paragraph 14.7, the Licensee agrees to pay the IC royalties of [***] percent ([***]%) on the Fair Market Value of any consideration received in the event of an assignment of this Agreement within [***] days of the execution of such assignment. Licensee shall fairly and in good faith allocate such consideration among all such intellectual property rights, technology or materials, and the payment to the IC will be based on the allocation of the Licensed Patent Rights under this Agreement. Notwithstanding anything to the contrary, the royalty under this Paragraph VII shall not be owed for any assignment of this Agreement to any Affiliate of Licensee, including but not limited to an assignment of this Agreement to an Affiliate of Licensee subsequent to a Change of Control event, which is subject to a milestone royalty in Appendix Paragraph IV (e).

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APPENDIX D – Benchmarks and Performance

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APPENDIX E – Commercial Development Plan

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Appendix F – Example Royalty Report

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Appendix G – Royalty Payment Options

New Payment Options Effective March 2018

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